Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of January 8, 2014, among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent” and a Guarantor, as defined in the Indenture referred to herein), Sabra Texas Properties II, L.P., a Texas limited partnership and Sabra Phoenix Wisconsin, LLC, a Delaware limited liability company, (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers, the Parent and the guarantors parties thereto have heretofore executed and delivered to the Trustee an Indenture, dated as of May 23, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of May 23, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of 5.375% Senior Notes due 2023 (the “Notes”);

WHEREAS, Section 10.14 of the First Supplemental Indenture provides that under certain circumstances the Parent shall not permit any future Guaranteeing Subsidiary of the Issuers to Guarantee any Indebtedness of the Issuers unless such Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Issuers under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guaranty”);

WHEREAS, pursuant to Section 8.3 of the First Supplemental Indenture, each Guaranteeing Subsidiary is required to endorse a notation of its Note Guaranty substantially in the form included in Exhibit B to the Indenture;

WHEREAS, pursuant to Section 9.1 and 9.6 of the First Supplemental Indenture, the Trustee is authorized and directed to execute and deliver this Second Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuers, the Parent, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTY. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with all Guarantors, to provide an unconditional Guaranty, on and subject to the terms, conditions and limitations set forth in the Guaranty and in the Indenture, including, but not limited, to Article Eight of the First Supplemental Indenture and to perform all of the obligations and agreements of a Guarantor under the Indenture as if named as a Guarantor thereunder.

3. NOTATION OF GUARANTY. Each Guaranteeing Subsidiary hereby agrees that a notation of such Note Guaranty substantially in the form included in Exhibit B to the First Supplemental Indenture shall be endorsed by an Officer of each Guaranteeing Subsidiary in accordance with the requirements of Section 8.3 of the First Supplemental Indenture.

4. NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Issuers and the Parent.

8. REPRESENTATIONS AND WARRANTIES. The Issuers, the Parent, each Guarantor and each Guaranteeing Subsidiary hereby represents and warrants to the Trustee and the Holders that all the conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument, enforceable in accordance with its terms, have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP, as Issuer, By: Sabra Health Care REIT, Inc., its general partner

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA CAPITAL CORPORATION, as Issuer,

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Treasurer and Secretary

SABRA HEALTH CARE REIT, INC., as Parent and a Guarantor,

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS I, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS II, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

ORCHARD RIDGE NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

NEW HAMPSHIRE HOLDINGS LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

OAKHURST MANOR NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

SUNSET POINT NURSING CENTER LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

CONNECTICUT HOLDINGS I LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

WEST BAY NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

HHC 1998-I TRUST, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

NORTHWEST HOLDINGS I LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

395 HARDING STREET, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

1104 WESLEY AVENUE, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

KENTUCKY HOLDINGS I, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA LAKE DRIVE, LLC (FKA PEAK MEDICAL OKLAHOMA HOLDINGS-LAKE DRIVE, INC.), as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

BAY TREE NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS III, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS IV, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

SABRA IDAHO, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CALIFORNIA II, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA NEW MEXICO, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CONNECTICUT II, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA OHIO, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA KENTUCKY, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA NC, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

SABRA TEXAS PROPERTIES, L.P., as a Guarantor

	By:	Sabra Texas GP, LLC, its General Partner

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS GP, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS, L.P., as a Guarantor

	By:	Sabra Texas Holdings GP, LLC, its General Partner

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS GP, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE DELAWARE, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE VIRGINIA, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

SABRA HEALTH CARE PENNSYLVANIA, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE NORTHEAST, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA PHOENIX TRS VENTURE, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MICHIGAN, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA ALPENA LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CADILLAC LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

SABRA GAYLORD LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA GREENVILLE LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MANISTEE LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MASON LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MECOSTA LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MIDLAND LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TAWAS LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

SABRA HEALTH CARE FRANKENMUTH, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA PHOENIX WISCONSIN LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES II, L.P., as a Guarantor

	By:	Sabra Texas GP, LLC, its General Partner

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

[Signature Page to Second Supplemental Indenture]